                                                                    EXHIBIT 99.1

                         SECURITIES PURCHASE AGREEMENT


        THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of November 11, 2002 by and among Specialty Finance Partners, a Bermuda general partnership ("Seller"), and the persons listed as "Purchasers" on the signature pages hereto (collectively, the "Purchasers").

        WHEREAS, Seller is the beneficial owner of 4,000,000 shares of Series A 8% Convertible Preferred Stock (the "Preferred Stock") of LendingTree, Inc., a Delaware corporation (the "Company");

        WHEREAS, Seller is party to that certain Registration Rights Agreement, dated as of March 7, 2001, among the Company and certain investors named therein (the "Registration Rights Agreement"); and

        WHEREAS, Seller desires to sell to the Purchasers, and the Purchasers desire to purchase from Seller, the number of shares of Preferred Stock owned by Seller set forth opposite such Purchaser's name on SCHEDULE I hereto on the terms set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                      Sale and Purchase of Preferred Stock

        1.1 Sale and Purchase of Preferred Stock. At the Closing (as defined below) and on the terms set forth herein, Seller shall sell and deliver to the Purchasers all of its right, title, and interest in and to an aggregate of 1,843,274 shares (the "Purchased Shares") of Preferred Stock owned by Seller and
(ii) each Purchaser shall purchase and accept from Seller, all right, title, and interest of Seller in and to the Purchased Shares set forth opposite such Purchaser's name on SCHEDULE I hereto, in each case free and clear of all mortgages, liens, pledges, security interests, charges, restrictions, and other encumbrances ("Liens"), other than restrictions on transfer imposed by applicable securities laws. The closing (the "Closing") of the purchase and sale of the Purchased Shares is taking place upon the satisfaction (or waiver) of the conditions set forth in Article V hereof, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other time or place as the parties shall agree. The date of the Closing is referred to herein as the "Closing Date."

        1.2 Purchase Price. At the Closing, each Purchaser shall pay Seller an amount in cash set forth opposite such Purchaser's name on SCHEDULE I hereto (collectively, the "Purchase Price") as consideration for the purchase of the Purchased Shares being purchased by such Purchaser hereunder. The Purchase Price applicable to each Purchaser shall be paid by wire transfer of immediately available funds to the following bank account:

                             Specialty Finance Partners
                             Account No. 323130097
                             JP Morgan Chase
                             ABA No. 021000021

        1.3 Deliveries. At the Closing, (i) Seller shall deliver to the Company a stock certificate representing and evidencing the Preferred Stock owned by Seller duly endorsed in blank or with appropriate transfer documents duly executed by Seller relating to the transfer of the Purchased Shares contemplated hereby; (ii) each Purchaser shall deliver (A) to Seller the Purchase Price applicable to such Purchaser in accordance with Section 1.2 above and (B) to the Company an executed counterpart of a Joinder Agreement to the Registration Rights Agreement in the form attached hereto as EXHIBIT A (the "Joinder Agreement"), duly executed by such Purchaser; and (iii) the Company shall deliver to each Purchaser an executed counterpart of the Joinder Agreement. Within three (3) business days after the Closing Date, the Company will deliver
(A) to each Purchaser a stock certificate evidencing and representing the Purchased Shares being purchased by such Purchaser hereunder and (B) to Seller a stock certificate evidencing and representing the shares of Preferred Stock that Seller will continue to own after giving effect to the transactions contemplated hereby.

                                   ARTICLE II
                    Representations and Warranties of Seller

        Seller hereby represents and warrants to the Purchasers as follows:

        2.1 Authorization. Seller has the requisite partnership power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by Seller of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary partnership action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by the Purchasers constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

        2.2 Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any federal, state, or foreign governmental agency, authority, or body or any instrumentality or political subdivision thereof is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement by Seller, the performance by Seller of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby.

        2.3 Title to Preferred Stock. Seller is the beneficial owner of, and has good title to, the Purchased Shares free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws.

        2.4 Stated Value. The Stated Value Per Share (as such term is defined in the Certificate of Designations, Preferences and Rights of the Preferred Stock) of each Purchased Share as of September 30, 2002 is $3.797591784, and, accordingly, the Purchased Shares are currently convertible by their terms into an aggregate of 2,000,000.63 shares of the Company's common stock. The dividends payable with respect to the Purchased Shares on June 30, 2002 and September 30, 2002 were paid in cash by the Company.

        2.5 No Reliance upon the Purchasers. Seller is proceeding with the transactions contemplated hereby on the assumption that the Purchasers may be in possession of material, non-public information concerning the Company and its direct and indirect subsidiaries (the "Purchaser Information") that is not or may not be known to Seller and that the Purchasers have not disclosed to Seller;
(ii) Seller is voluntarily assuming all risks associated with the sale of the Purchased Shares and expressly warrants and represents that (x) except as expressly set forth in Article III hereof the Purchasers have not made, and Seller disclaims the existence of or its reliance on, any representation by any of the Purchasers or any of their respective affiliates or representatives concerning the Company or the Purchased Shares and (y) it is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the purchase of the Purchased Shares, and therefore has no claim against any Purchaser with respect thereto; (iii) if any such claim may exist, Seller, recognizing its disclaimer of reliance and each Purchaser's reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against any Purchaser or any of its affiliates or any of its or their respective officers, directors, shareholders, partners, representatives or agents; and (iv) no Purchaser shall have any liability, and Seller waives and releases any claim that it might have against any Purchaser or its affiliates or any of its or their respective officers, directors, shareholders, partners, representatives or agents, whether under applicable securities law or otherwise, based on any Purchaser's knowledge, possession or nondisclosure to Seller of the Purchaser Information.

        2.6 No Other Representations. The representations and warranties of Seller contained in this Article II constitute the sole and exclusive representations and warranties of Seller to the Purchasers in connection with this Agreement and the transactions contemplated hereby, and each Purchaser acknowledges that all other representations and warranties are expressly disclaimed and may not be relied upon or serve as a basis for a claim against Seller.

                                   ARTICLE III
                Representations and Warranties of the Purchasers

        The Purchasers hereby represent and warrant to Seller as follows:

        3.1 Authorization. Each Purchaser has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by each Purchaser of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary statutory corporate action on the part of such Purchaser. This Agreement has been duly executed and delivered by each Purchaser and, assuming the due execution and delivery of this Agreement by Seller, constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

        3.2 Securities Law Matters. Each Purchaser:

               (a) is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and/or a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act);

               (b) has sufficient knowledge and experience in investment transactions of the type contemplated hereby to evaluate the merits and risks of an investment in the Preferred Stock and is able to bear the risk of loss of its entire investment in the Preferred Stock;

               (c) is aware that an investment in the Preferred Stock is highly speculative and that there can be no assurance as to what return, if any, there might be;

               (d) is purchasing Purchased Shares despite having had extremely limited or no opportunity to ask questions and receive answers from Seller or its representatives or from the Company or its representatives, or to conduct a diligence review of the Company or its business, prospects or financial condition, other than its ability to review information that is publicly available about the Company, but has nevertheless freely determined to purchase Purchased Shares as contemplated hereby and has independently, and without reliance on Seller, and based upon such information as such Purchaser deemed appropriate, made its own analysis of the Company and its respective future financial performance and prospects and the value of the Preferred Stock;

               (e) has consulted with or has had an opportunity to consult with its legal and tax advisors in respect of the terms of and an investment in the Preferred Stock;

               (f) is acquiring Purchased Shares for its own account solely for investment purposes and not with a view to the distribution thereof, without prejudice, however to its rights to sell or otherwise dispose of all or any part of the Purchased Shares under an effective registration statement under the Securities Act and applicable state securities laws, or pursuant to an exemption from such registration available under the Securities Act and applicable state securities laws;

               (g) understands and acknowledges that the Purchased Shares are "restricted" securities and may not be sold, transferred, or otherwise disposed of, except pursuant to an effective registration statement in respect of the Purchased Shares or pursuant to an exemption from the registration requirements of the Securities Act;

               (h) understands and acknowledges that Seller is not making any representation or warranty as to the value or liquidity of the Preferred Stock or the business, condition (financial or otherwise), or prospects of the Company;

               (i) is proceeding with the transactions contemplated hereby on the assumption that Seller may be in possession of material, non-public information concerning the Company and its direct and indirect subsidiaries (the "Seller Information") that is not or may not be known to such Purchaser and that Seller has not disclosed to such Purchaser; (ii) such Purchaser is voluntarily assuming all risks associated with the purchase of the Purchased Shares and expressly warrants and represents that (x) except as expressly set forth in Article II hereof, Seller has not made, and such Purchaser disclaims the existence of or its reliance on, any representation by Seller or its affiliates or representatives concerning the Company or the Purchased Shares and (y) it is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the purchase of the Purchased Shares, and therefore has no claim against Seller with respect thereto; (iii) if any such claim may exist, such Purchaser, recognizing its disclaimer of reliance and Seller's reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against Seller or any of its affiliates or any of its or their respective officers, directors, shareholders, partners, representatives or agents; and (iv) Seller shall have no liability, and such Purchaser waives and releases any claim that it might have against Seller or its affiliates or any of its or their respective officers, directors, shareholders, partners, representatives or agents, whether under applicable securities law or otherwise, based on Seller's knowledge, possession or nondisclosure to such Purchaser of the Seller Information; and

               (j) understands and acknowledges that Seller is relying on the representations set forth in this Section 3.2 as a condition to entering into the transactions contemplated hereby and that the Company is relying on such representations and warranties as a condition to registering the transfer of the Purchased Shares on its books and records.

        3.3 No Other Representations. The representations and warranties of the Purchasers contained in this Article III constitute the sole and exclusive representations and warranties of the Purchasers to Seller in connection with this Agreement and the transactions contemplated hereby, and Seller acknowledges that all other representations and warranties are expressly disclaimed and may not be relied upon or serve as a basis for a claim against any Purchaser.

                                   ARTICLE IV
                            Agreements of the Company

        The Company hereby makes the following agreements and confirmations with the understanding and acknowledgement that the Purchasers are relying on such agreements and confirmations as a condition to purchasing the Purchased Shares from Seller:

        4.1. Consent to Transfer. The Company hereby consents to the assignment of Seller's right, title and interest to and under the Registration Rights Agreement to the Purchasers solely with respect to the Purchased Shares being purchased by each Purchaser in accordance with Section 2.4(a) thereof and, at the Closing, agrees to execute a Joinder Agreement with each Purchaser to reflect the same.

        4.2 Stated Value. The Company acknowledges and confirms to the Purchasers that the Stated Value Per Share as of September 30, 2002 is $3.797591784, and, accordingly, the Purchased Shares are currently convertible by their terms into an aggregate of 2,000,000.63 shares of the Company's common stock. The dividends payable on the Preferred Stock on each of June 30, 2002 and September 30, 2002 were paid in cash.

        4.3 Shelf Registration Statement. Concurrently with the Closing, the Company will file with the Securities and Exchange Commission a prospectus supplement (the "Prospectus Supplement"), pursuant to Rule 424(b) under the Securities Act, to the prospectus (the "Resale Prospectus") included in the Registration Statement on Form S-3 (Registration No. 333-60688) relating to, among other things, the potential resale of shares of the Company's common stock underlying the Preferred Stock to reflect the consummation of the transactions contemplated hereby, including to amend the selling shareholder table included in the Resale Prospectus to (i) include therein the Purchasers with respect to the shares of common stock of the Company issuable upon conversion of the Purchased Shares being purchased by each Purchaser hereunder and (ii) appropriately decrease the number of shares of the Company's common stock available for sale thereunder by Seller as a result of the consummation of the transactions contemplated hereto. Each of Seller and the Purchasers agree to provide the Company any information (including information required under Rule 507 of Regulation S-K) that it may request so that it can file the Prospectus Supplement as soon as practicable after the date hereof, and the Company agrees to use its reasonable best efforts to complete and file the Prospectus Supplement as soon as practicable after the date hereof.

                                    ARTICLE V
                              Conditions to Closing

               5.1 Conditions Precedent to Seller's Obligations. The obligation of Seller to consummate the sale of the Purchased Shares to the Purchasers as contemplated hereby at the Closing is subject to the satisfaction or waiver by Seller of the following conditions:

               (a) Accuracy of Representations and Warranties. The representations and warranties of each Purchaser contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date other than such representations and warranties that specifically relate to an earlier date (which need only be true and correct as of such date). The provisions of this Section 5.1(a) shall be self executing, and each Purchaser, by having closed the sale of the Purchased Shares hereunder, shall be deemed to have conclusively certified on and as of the Closing Date that such representations and warranties were true and correct on and as of the Closing Date.

               (b) Performance of Covenants. Each Purchaser shall have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date.

        5.2 Conditions Precedent to the Purchasers' Obligations. The obligation of each Purchaser to consummate the purchase of the Purchased Shares from Seller as contemplated hereby at the Closing is subject to the satisfaction or waiver by each Purchaser of the following conditions:

               (a) Accuracy of Representations and Warranties. The representations and warranties of Seller contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though the same had been made on and as of the

        Closing Date other than such representations and warranties that specifically relate to an earlier date (which need only be true and correct as of such date). The provisions of this Section 5.2(a) shall be self executing, and Seller, by having closed the sale of the Purchased Shares hereunder, shall be deemed to have conclusively certified on and as of the Closing Date that such representations and warranties were true and correct on and as of the Closing Date.

               (b) Performance of Covenants. Seller shall have performed and complied in all material respects with all covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date.

               (c) Prospectus Supplement. The Company shall have filed the Prospectus Supplement in accordance with Section 4.3 hereof.

                                   ARTICLE VI
                                   Termination

        6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

               (a) by the written agreement of the Purchasers and Seller; and

               (b) by either Seller or the Purchasers, at any time after 6:00 p.m. (New York City time) on Friday, November 15, 2002, if the Closing shall not have occurred on or prior to such time; provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose breach of, or failure to fulfill any obligation under, this Agreement was the cause of or resulted in the failure of the Closing to occur on or before such date.

        6.2 Effect of Termination. Upon the termination of this Agreement pursuant to Section 6.1, this Agreement shall become null and void and of no further force and effect and all obligations of the parties hereto shall terminate and there shall be no liability or obligation of any party hereto; provided, however, that nothing herein shall relieve any party hereto from liability for its default under or breach of any representation, warranty, covenant, or agreement under this Agreement prior to such termination.

                                   ARTICLE VII
                                  Miscellaneous

        7.1 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

        7.2 Entire Agreement. This Agreement (including the Schedule and Exhibit attached hereto) constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings among the parties hereto in respect of the subject matter hereof.

        7.3 Further Assurances. Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably requested by any other party in order to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.

        7.4 Governing Law; Jurisdiction; Venue. This Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without regard to its conflicts of law provisions. ANY ACTION, SUIT, OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY CAN BE BROUGHT EXCLUSIVELY IN FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK OR, IF SUCH COURT DOES NOT HAVE JURISDICTION, ANY DISTRICT COURT SITTING IN THE BOROUGH OF MANHATTAN, THE COUNTY OF NEW YORK, NEW YORK, AND EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT, OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION, SUIT, OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT, OR PROCEEDING THAT IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        7.5 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, or overnight courier if to any party hereto, at the address or facsimile number set forth below such party's name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other parties hereto in accordance with this Section 7.5. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section 7.5 shall be deemed to have been given three days after the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent.

        7.6 Public Statements. Each of Seller, the Purchasers and the Company shall consult with each other before issuing any press release or making any public statement in respect of this Agreement or the transactions contemplated hereby and, except for any press release, public statement or filing with any regulatory authority the making of which is required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.

        7.7 No Recourse. Notwithstanding any other provision of this Agreement to the contrary, no Purchaser nor any person acting on its behalf may not assert any claim or cause of action against any controlling person, officer, director, partner, agent, employee, or other representative of Seller in connection with, arising out of, or relating to this Agreement or the transactions contemplated hereby.

        7.8 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction,
(i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

        7.9 Successors and Assigns. Except as otherwise expressly provided herein, (i) this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and (ii) nothing express or implied in this Agreement, is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns any right, benefit, or remedy under or by reason of this Agreement.

        7.10 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO, HEREBY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        7.11 Amendments. This Agreement may be amended, modified or supplemented only pursuant to a written instrument making specific reference to this Agreement and signed by each of the parties hereto.

                                    * * * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        SELLER:

                                        SPECIALTY FINANCE PARTNERS

                                        By:  Capital Z Partners, Ltd.
                                             its ultimate General Partner


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                        Address for Notices:
                                        Specialty Finance Partners
                                        54 Thompson Street
                                        New York, New York 10012
                                        Attn: David A. Spuria
                                        Facsimile No.: 212-965-2433



[Signature page to this Securities Purchase Agreement, dated as of November 11,
   2002, by and among Specialty Finance Partners and the purchasers signatory hereto].

                                      PURCHASERS

                                      FIDELITY NATIONAL TITLE COMPANY

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      FIDELITY NATIONAL TITLE INSURANCE COMPANY

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      CHICAGO TITLE INSURANCE COMPANY OF OREGON

                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:


                                      Address for Notices:
                                      Fidelity National Financial, Inc.
                                      4050 Calle Real, Suite 220
                                      Santa Barbara, CA 93110-3413
                                      Facsimile:  (805) 696-7374
                                      Attention:  General Counsel



[Signature page to this Securities Purchase Agreement, dated as of November 11,
   2002, by and among Specialty Finance Partners and the purchasers signatory hereto].

Agreed to as of the date first written above with respect to Section 1.3(iii), the second sentence of Section 1.3, Article IV and Article VII above only


LENDINGTREE, INC.


By:
   --------------------------------
   Name:
   Title:

Address for Notices:
LendingTree, Inc.
11115 Rushmore Drive
Charlotte, NC 28277
Attn:  General Counsel
Facsimile No.: 704-541-1824



[Signature page to this Securities Purchase Agreement, dated as of November 11,
   2002, by and among Specialty Finance Partners and the purchasers signatory hereto].

                                                                      SCHEDULE I


                  PREFERRED STOCK BEING PURCHASED BY PURCHASERS


--------------------------------------------------------------------------------------------------
                                                         NO. OF COMMON
                                                         SHARES CURRENTLY
                              NO. OF PURCHASED           UNDERLYING PREFERRED
NAME                          SHARES                     SHARES*                  PURCHASE PRICE
--------------------------------------------------------------------------------------------------
FIDELITY NATIONAL TITLE             837,842                   909,080.54          $10,045,339.98
COMPANY
--------------------------------------------------------------------------------------------------
FIDELITY NATIONAL TITLE             795,963                   863,640.73          $ 9,543,230.05
INSURANCE COMPANY
--------------------------------------------------------------------------------------------------
CHICAGO TITLE INSURANCE             209,469                   227,279.36          $ 2,511,436.91
COMPANY OF OREGON
--------------------------------------------------------------------------------------------------
TOTAL                             1,843,274                 2,000,000.63          $22,100,006.94
--------------------------------------------------------------------------------------------------


----------

* Based on a 1.085026224 conversion ratio, which is based on a Stated Value Per Share of Preferred Stock equal to 3.797591784

                                                                       EXHIBIT A


               JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

        Reference is hereby made to that certain Registration Rights Agreement, dated as of March 7, 2001, among LendingTree, Inc., a Delaware corporation (the "Company"), and the investors named therein (as amended and in effect from time to time, the "Registration Rights Agreement").

        Each of the undersigned hereby joins and agrees to be a party to and a "Holder" under the Registration Rights Agreement with respect to a number of shares of Series A Preferred Stock (as defined in the Registration Rights Agreement) set forth below such persons' signature below, subject to all of the rights and obligations applicable to a Holder thereunder. This Joinder Agreement shall take effect and shall become a part of the Registration Rights Agreement immediately upon the execution and delivery hereof.



                    [Signatures appear on the following page]

        IN WITNESS WHEREOF, this Joinder Agreement has been duly executed and delivered by each of the undersigned as of November ___, 2002.

                                      FIDELITY NATIONAL TITLE COMPANY

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      No. of shares of Series A Preferred Stock:
                                      837,842


                                      FIDELITY NATIONAL TITLE INSURANCE COMPANY


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      No. of shares of Series A Preferred Stock:
                                      795,963


                                      CHICAGO TITLE INSURANCE COMPANY OF OREGON

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      No. of shares of Series A Preferred Stock:
                                      209,469


                                      Address for Notices:


                                      Fidelity National Financial, Inc.
                                      4050 Calle Real, Suite 220
                                      Santa Barbars, CA 93110-3413
                                      Facsimile:  (805) 696-7374
                                      Attention:  General Counsel

AGREED AND ACCEPTED:

LENDINGTREE, INC

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------